Exhibit 21.1

Subsidiaries of Beazer Homes USA, Inc.

State of Incorporation
/Formation

Beazer Homes Corp.	TN
Beazer/Squires Realty, Inc.	NC
Beazer Homes Sales, Inc.	DE
Beazer Realty Corp.	GA
Beazer Homes Holdings Corp.	DE
Beazer Homes Texas Holdings, Inc.	DE
Beazer Homes Texas, L.P.	DE
April Corporation	CO
Beazer SPE, LLC	GA
Beazer Homes Investments, LLC	DE
Beazer Realty, Inc.	NJ
Beazer Clarksburg, LLC	MD
Homebuilders Title Services of Virginia, Inc.	VA
Homebuilders Title Services, Inc.	DE
Texas Lone Star Title, L.P.	TX
Beazer Allied Companies Holdings, Inc.	DE
Beazer Homes Indiana LLP	IN
Beazer Realty Services, LLC	DE
Paragon Title, LLC	IN
Trinity Homes, LLC	IN
Beazer Commercial Holdings, LLC	DE
Beazer General Services, Inc.	DE
Beazer Homes Indiana Holdings Corp.	DE
Beazer Realty Los Angeles, Inc.	DE
Beazer Realty Sacramento, Inc.	DE
BH Building Products, LP	DE
BH Procurement Services, LLC	DE
Arden Park Ventures, LLC	FL
Beazer Mortgage Corporation	DE
Beazer Homes Michigan, LLC	DE
Dove Barrington Development LLC	DE
Elysian Heights Potomia, LLC	VA
Clarksburg Arora LLC	MD
Clarksburg Skylark, LLC	MD